EXHIBIT 99.1

LMI AEROSPACE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been derived from the historical financial statements of LMI Aerospace, Inc. (the “Company”), as adjusted to give effect to the following transactions (i) the Company’s completed acquisition (the “Acquisition”) on December 28, 2012 of all of the issued and outstanding equity interests of Valent Aerostructures, LLC, a Delaware limited liability company (“Valent”), pursuant to the Membership Interest Purchase Agreement dated as of December 5, 2012, by and among the Company, Valent and the members of Valent, and (ii) the refinancing in connection with the completion of the Acquisition (the “Refinancing”) whereby the Company and certain of its subsidiaries refinanced substantially all of their existing third party indebtedness and entered into senior secured credit facilities, dated as of the closing date of the acquisition, composed of a $225.0 million term loan facility and a $75.0 million revolving facility. Such pro forma information does not give effect to an amendment to such senior secured credit facilities entered into by the Company on February 5, 2013.

The unaudited pro forma condensed combined balance sheets as of September 30, 2012 includes pro forma adjustments giving effect to the Acquisition and Refinancing as if each had occurred on that date.  The unaudited pro forma condensed combined statements of income for the fiscal year ended December 31, 2011 and the nine months ended September 30, 2012 include pro forma adjustments giving effect to the Acquisition and Refinancing as if each had occurred on January 1, 2011.  The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of the results of operations or financial position the Company would have achieved had the Acquisition and Refinancing actually taken place at the dates indicated, nor do they purport to be indicative of future results of operations or financial position of the combined companies.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with (i) the Company’s historical audited consolidated financial statements and accompanying notes as of December 31, 2010 and 2011 and for the years ended December 31, 2009, 2010 and 2011, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2012, (ii) the Company’s historical unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2012, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, filed with the SEC on November 8, 2012, (iii) Valent’s restated consolidated audited financial statements as of and for the years ended December 31, 2010 and 2011, included in Exhibit 99.1 to Amendment No. 1, and (iv) Valent’s unaudited consolidated financial statements as of and for the nine-month periods ended September 30, 2011 and 2012, included in Exhibit 99.1 to Amendment No. 1.

The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable.  The pro forma adjustments and certain assumptions are described in the accompanying description of pro forma adjustments.  The pro forma adjustments are those that are directly attributable to the Acquisition and Refinancing, are factually supportable and, with respect to the unaudited pro forma condensed combined statements of income, are expected to have a continuing impact on the consolidated results.  The final purchase price related to the Acquisition and the allocation thereof may differ from that reflected in the unaudited pro forma condensed combined financial statements after the valuation is finalized by the Company, final working capital and transaction expense adjustments are performed and a determination of the earn-out consideration is known.  Furthermore, the unaudited pro forma condensed combined financial statements do not include adjustments relating to any possible revenue enhancements, synergies, economies of scale, or other changes that may result from or be realized after the Acquisition and Refinancing by the combined companies because such changes are not certain.  Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.

The pro forma financial information has been prepared using the acquisition method of accounting.  Accordingly, the assets and liabilities of Valent are adjusted to their estimated fair values as of September 30, 2012.  The estimates of fair value are preliminary and are dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive valuation.  Accordingly, actual adjustments to the consolidated balance sheets and statement of income will differ, perhaps materially, from those reflected in the pro forma condensed combined financial statements because the assets and liabilities of Valent will be recorded at their respective fair values on the date the Acquisition was completed, and the preliminary assumptions used to estimate these fair values may change.

Pro Forma Condensed Combined Balance Sheet
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,				LMI and
	LMI	Valent	Pro Forma		Valent
	2012	2012	Adjustments		Combined
Assets
Current Assets:
Cash and cash equivalents	$109	$326	$6,349	A	$6,784
Trade accounts receivable,net	51,599	17,726	(306)	B	69,019
Inventories	57,823	33,377	(3,136)	C	88,064
Prepaid Expenses and other current assets	2,900	1,052	-		3,952
Deferred income taxes	2,954	27	(27)	L	2,954
Total current assets	115,385	52,508	2,880		170,773

Property, plant, and equipment, net	36,228	48,912	4,547	D	89,687
Goodwill	55,730	15,177	101,468	E	172,375
Intangible assets, net	18,357	24,463	22,083	F	64,903
Other assets	1,861	3,289	10,687	G	15,837
Total assets	$227,561	$144,349	$141,665		$513,575

Liabilities and shareholder's equity
Accounts payable	$12,954	$10,395	$5,746	H	$29,095
Accrued Expenses	15,983	5,485	7,668	I	29,136
Current Installments of long-term debt	1,133	43,784	(39,791)	J	5,126
Total current liabilities	30,070	59,664	(26,377)		63,357

Long-term liabilities:
Long-term debt, less current installments	1,277	19,735	225,497	K	246,509
Other long-term liabilities	3,463	117	-		3,580
Deferred income taxes	7,892	2,083	(1,905)	L	8,070
Total long-term liabilities	12,632	21,935	223,592		258,159

Shareholder's equity:
Common stock	242	49,699	(49,683)	M,N	258
Preferred stock	-	7,789	(7,789)	M	-
Additional paid-in capital	75,651	-	14,984	N	90,635
Accumulated other comprehensive loss	(16)	-	-		(16)
Treasury stock	(455)	-	-		(455)
Retained earnings	109,437	3,954	(11,754)	M,O	101,637
Noncontrolling interest	-	1,308	(1,308)	M	-
Total shareholder's equity	184,859	62,750	(55,550)		192,059
Total liabilities and shareholder's equity	$227,561	$144,349	$141,665		$513,575

Description of Pro Forma Adjustments
Pro Forma Condensed Combined Balance Sheet
(Dollar Amounts in thousands)

A.	Reflects cash that would have been received if the acquisition had occurred on September 30, 2012.

B.	Reflects removal of a $306 receivable from an employee that was forgiven as part of the Acquisition.

C.	Reflects a $2,497 increase in inventory to adjust to preliminary fair value. Reflects the $5,633 impact of reducing certain deferred costs under long-term contract accounting to fair value.

D.	Reflects increase in property, plant and equipment to adjust to preliminary fair value.

E.	Net adjustment of goodwill reflects the elimination of Valent goodwill of $15,177 and purchase price allocation as of September 30, 2012 of $116,645.

F.	Net adjustment of intangible assets reflects the elimination of Valent intangibles of $24,463 and the recognition of preliminary fair value of $46,546.

G.
Reflects the impact to deferred financing costs as a result of the Refinancing.  The Company incurred $12,678 of deferred financing costs related to the new credit agreement and wrote off $580 of financing costs related to its former debt agreement.  Valent had $623 of financing costs related to its former debt agreements at September 30, 2012 that were also written off.  Reflects write-off of pre-production costs and other deferred costs related to Valent long-term supply contracts of $788 as part of acquisition accounting.

H.
Reflects the Company’s acquisition related expenses of $4,860 incurred after September 30, 2012 and deferred financing costs of $750.  Reflects Valent acquisition related expenses of $136 incurred after September 30, 2012.

I.
Includes addition of preliminary fair value of contingent consideration of $7,950 related to a one-year earn-out included in the Membership Interest Purchase Agreement.  This increase in liabilities is partially offset by the elimination of accrued interest of Valent of $210 related to Valent debt not assumed by the Company and certain expected payments to the prior owners of $72.

J.
Reflects debt transactions that occurred as part of the Acquisition.  This includes recording $2,250 for the current portion of the term note obtained by the Company and removing Valent's line of credit of $22,006.  The remaining reduction of $20,035 was to pay off Valent’s other debt and adjust the current portion of the preliminary fair value of the Industrial Revenue Bonds and capital lease obligations.

K.
Reflects debt transactions that occurred as part of the Acquisition and Refinancing.  This includes the Company obtaining a $225,000 term note with a long-term portion of $222,750 and paying down $458 as of September 30, 2012 on the former revolving loan.  The remaining increase of $3,205 was to pay off Valent’s other debt and adjust the non-current portion of the preliminary fair value of the Industrial Revenue Bonds and capital lease obligations.

L.	Reflects $1,905 reduction in Valent deferred tax liability and reduction in Valent deferred tax asset to adjust for acquisition accounting.

M.	Reflects elimination of stockholders' equity accounts of Valent of $62,750.

N.	Reflects $15,000 of equity issued by the Company for the transaction, including $14,984 of additional paid in capital and $16 of common stock.

O.	Reflects the Company's acquisition related expenses of $4,860 and Valent's acquisition related expenses of $136 incurred after September 30, 2012. Reflects the write off of deferred financing costs and long-term supply contracts.

Pro Forma Condensed Combined Statement of Income
For the Twelve Months Ended December 31, 2011
(In thousands)
(Unaudited)

	Year Ended
	December 31,				LMI and
	LMI	Valent	Pro Forma		Valent
	2011	2011	Adjustments		Combined

Sales and Service Revenue:
Product Sales	$161,435	$86,511	$		$247,946
Service Revenue	92,605	-			92,605
Net Sales	254,040	86,511	-		340,551
Cost of sales and service revenue
Cost of product sales	117,368	71,459	(266)	A	188,561
Cost of service revenue	77,022	-	-		77,022
Cost of sales	194,390	71,459	(266)		265,583
Gross Profit	59,650	15,052	266		74,968

Selling, general and administrative expenses	34,726	9,999	(1,346)	B	43,379
Income from operations	24,924	5,053	1,612		31,589

Other income (expense):
Interest expense	(669)	(2,352)	(13,661)	C	(16,682)
Other, net	(730)	(1,186)	-		(1,916)
Total other expense	(1,399)	(3,538)	(13,661)		(18,598)

Income before income taxes	23,525	1,515	(12,049)		12,991
Provision (benefit) for income taxes	7,136	(584)	(1,806)	D	4,746

Net Income	$16,389	$2,099	$(10,243)		$8,245

Amounts per common share:
Net income per common share	$1.42				$0.67

Net income per common share assuming dilution	$1.40				$0.66

Weighted average common shares outstanding	11,559,895		783,798	E	12,343,693

Weighted average dilutive common shares outstanding	11,741,513		783,798	E	12,525,311

Description of Pro Forma Adjustments
Pro Forma Condensed Combined Statement of Income
For the Twelve Months Ended December 31, 2011
(Dollar Amounts in thousands)

A.
Reflects new depreciation of $5,061 based on the valuation reduced by the Valent depreciation through December 31, 2011 of $3,443.  The estimated remaining weighted average useful life of the underlying assets is 8.5 years.  Reflects the impact of a $1,884 for reducing certain deferred cost under long-term contract accounting to fair value.

B.
Reflects $2,471 new intangible amortization based on the valuation reduced by the Valent intangible amortization of $3,913 through December 31, 2011.  The estimated useful lives of the underlying intangible assets are 3 years for trademarks and tradenames, 6 years for technology and 16 to 22 years for customer relationships.  Reflects new depreciation of $300 based on the valuation reduced by the Valent depreciation through December 31, 2011 of $204.

C.
Reflects interest expense using the 6% rate on the transaction date on the $225,000 term loan and 0.625% rate on the transaction date on the $75,000 unused revolver.  An assumed 12.5 basis point change in the interest rate would cause a corresponding increase or decrease to annual interest expense of approximately $375.  Reflects deferred financing expense of $2,225 related to the Company’s new debt agreements.  Removes $237 in interest and $267 in deferred financing expense related to the Company's prior revolver and $1,918 in interest and $111 in deferred financing expense related to Valent debt that was paid off as part of the transaction.

D.
Reflects adjustment to bring tax provision to federal rate of 35% plus state rate of 1.53%.  The state rate uses the Company's effective tax rate at December 31, 2011.  As Valent operates in similar states as the Company, this is the Company’s best estimate of the rate to use for the state provision.

E.	Reflects shares issued as part of the acquisition.

Pro Forma Condensed Combined Statement of Comprehensive Income
For the Nine Months Ended September 30, 2012
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,				LMI and
	LMI	Valent	Pro Forma		Valent
	2012	2012	Adjustments		Combined

Sales and Service Revenue:
Product Sales	$125,180	$80,471	$-		$205,651
Service Revenue	81,532	-	-		81,532
Net Sales	206,712	80,471	-		287,183
Cost of sales and service revenue
Cost of product sales	89,331	66,200	(571)	A	154,960
Cost of service revenue	65,312	-	-		65,312
Cost of sales	154,643	66,200	(571)		220,272
Gross Profit	52,069	14,271	571		66,911

Selling, general and administrative expenses	28,011	10,092	(1,122)	B	36,981
Income from operations	24,058	4,179	1,693		29,930

Other income (expense):
Interest expense	(764)	(1,319)	(10,617)	C	(12,700)
Other, net	281	(777)	-		(496)
Total other expense	(483)	(2,096)	(10,617)		(13,196)

Income before income taxes	23,575	2,083	(8,924)		16,734
Provision (benefit) for income taxes	8,039	(392)	(1,554)	D	6,093

Net Income	15,536	2,475	(7,370)		10,641
Other comprehensive income
Foreign currency translation adjustment	(16)	-	-		(16)
Total comprehensive income	15,520	2,475	(7,370)		10,625

Comprehensive income attributable to noncontrolling interest	-	92	-		92

Total comprehensive income attributable to parent company	$15,520	$2,567	$(7,370)		$10,717

Amounts per common share:
Net income per common share	$1.33				$0.85

Net income per common share assuming dilution	$1.31				$0.84

Weighted average common shares outstanding	11,675,453		783,798	E	12,459,251

Weighted average dilutive common shares outstanding	11,827,867		783,798	E	12,611,665

Description of Pro Forma Adjustments
Pro Forma Condensed Combined Statement of Comprehensive Income
For the Nine Months Ended September 30, 2012
(Dollar Amounts in thousands)

A.
Reflects new depreciation of $4,127 based on the valuation reduced by the Valent depreciation through September 30, 2012 of $4,024.  The estimated remaining weighted average useful life of the underlying assets is 8.0 years.  Reflects the impact of a $674 for reducing certain deferred cost under long-term contract accounting to fair value.

B.
Reflects $1,853 new intangible amortization based on the valuation reduced by the Valent intangible amortization of $2,895 through September 30, 2012.  The estimated useful lives of the underlying intangible assets are 3 years for trademarks and tradenames, 6 years for technology and 16 to 22 years for customer relationships.  Reflects new depreciation of $172 based on the valuation reduced by the Valent depreciation through September 30, 2012 of $180.  Reflects removal of $72 in acquisition expenses incurred by Valent through September 30, 2012.

C.
Reflects interest expense using the 6% rate on the transaction date on the $225,000 term loan and 0.625% rate on the transaction date on the $75,000 unused revolver.  An assumed 12.5 basis point change in the interest rate would cause a corresponding increase or decrease to the nine month interest expense of approximately $281.  Reflects deferred financing expense of $1,668 related to the Company’s new debt agreements.  Removes $312 in interest and $236 in deferred financing expense related to the Company’s prior revolver and $904 in interest and $76 in deferred financing expense related to Valent debt that was paid off as part of the transaction.

D.
Reflects adjustment to bring tax provision to federal rate of 35% plus state rate of 1.41%.  The state rate uses the Company’s current effective tax rate estimate as of December 31, 2012.  As Valent operates in similar states as the Company’s, this is the Company’s best estimate of the rate to use for the state provision.

E.	Reflects shares issued as part of the acquisition.

Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

1.  Description of Transactions

Acquisition of Valent Aerostructures, LLC Pursuant to Membership Interest Purchase Agreement

On December 28, 2012 (the “Closing Date”), pursuant to the Membership Interest Purchase Agreement dated as of December 5, 2012 (the “Purchase Agreement”), by and among LMI Aerospace, Inc. (the “Company”), Valent Aerostructures, LLC, a Delaware limited liability company (“Valent”), and the members of Valent (collectively, the “Sellers”), the Company completed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding equity interests of Valent.  Pursuant to the Purchase Agreement, Valent became a wholly-owned subsidiary of the Company as a result of the Acquisition.  The purchase consideration paid to the Sellers was approximately $237.0 million, less retained indebtedness of approximately $12.6 million, subject to adjustment for working capital and transaction expenses (the “Purchase Price”).  The Purchase Price included cash and 783,798 shares of the Company’s common stock, par value $0.02 per share, valued at $15.0 million.  In addition, the Sellers are entitled to receive up to $40.0 million in the form of an earn-out if Valent reaches certain performance milestones as measured by the adjusted EBITDA of Valent in 2013, payable in 2014 and 2015.

Entry into Amended Senior Secured Credit Facilities

On the Closing Date, in connection with the completion of the Acquisition, the Company completed its previously announced refinancing, pursuant to which it entered into a credit agreement among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto, Royal Bank of Canada, as Administrative Agent, and Wells Fargo Bank, National Association, as Syndication Agent (the “Original Credit Agreement”).  The Original Credit Agreement provided for senior secured credit facilities in an aggregate principal amount of up to $300.0 million comprising (i) a revolving credit facility of up to $75.0 million (the “Revolving Facility”) and (ii) a term loan facility of $225.0 million (the “Term Loan Facility”).  A subsequent event occurred on February 5, 2013, which is not reflected in the pro forma condensed combined financial statements.  The Company completed the $350.0 million syndication (the “Syndication”) and entered into Amendment No. 1 to the Original Credit Agreement and to other loan documents  reflecting, among other things, the increase in connection with the Syndication of the Revolving Facility to $125.0 million from the initially-announced figure of $75.0 million.  The Revolving Facility matures on the fifth anniversary of the Closing Date and the Term Loan Facility matures on the sixth anniversary of the Closing Date.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared using the historical consolidated financial statements of the Company and Valent with the merger accounted for using the acquisition method of accounting.

3. Significant Accounting Policies

The unaudited pro forma condensed combined financial statements of the Company do not assume any significant differences in accounting policies between the Company and Valent.  At this time, the Company is not aware of any differences that would have a material impact on the unaudited pro forma condensed combined financial statements.

Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

4. Preliminary Purchase Price Allocation

The following table summarizes the preliminary purchase price allocation, assuming the merger had been completed on September 30, 2012 (in thousands):

Cash acquired	$326
Accounts receivable	17,420
Inventories	30,241
Prepaid expenses and other current assets	1,052
Property, plant and equipment	53,459
Intangible assets	46,546
Other long-term assets	1,878
Goodwill	116,645
Total assets acquired	267,567
Accounts payable	10,395
Accrued liabilities	5,203
Deferred tax liability	178
Long-term debt and capital lease	24,683
Other long-term liabilities	117
Total liabilities assumed	40,576
Preliminary purchase price	$226,991

5. Sources and Uses of Funds

The following table summarizes the sources and uses of funds assuming the transaction had been completed on September 30, 2012 (in thousands):

Sources		Uses
Term Loan Facility	$225,000	Cash consideration for the Acquisition	$165,205
		Repayment of existing Valent debt	38,836
		Refinance existing LMI indebtedness	458
		New cash on balance sheet	6,349
		Fees and expenses	14,152
Total Sources	$225,000	Total Uses*	$225,000

*In addition, the equity consideration for the Acquisition consisted of shares of the Company’s common stock having an aggregate value of $15.0 million.